Exhibit 99.1

ELLIJAY, Ga. October 31, 2008 (PRIME NEWSWIRE) — Appalachian Bancshares, Inc. (NASDAQ: APAB), holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings, Inc. reported consolidated total assets of $1.1 billion, as of September 30, 2008, compared to $898.0 million on September 30, 2007, an increase of 24.66%. Total gross loans were $894.1 million, an increase of $141.1 million, or 18.74%, when compared with $753.0 million on September 30, 2007. Deposits grew to $961.8 million as of September 30, 2008, an increase of $195.0 million, or 25.44%, when compared to $766.7 million on September 30, 2007.

Tracy Newton, President and Chief Executive Officer, stated that, “The increasing risks pertaining to our overall loan quality, which is primarily due to further deterioration of local economic conditions during the quarter, required us to increase the allowance for loan losses significantly. This increase to the allowance for loan losses, however, will allow us to continue to be very aggressive in dealing with problem assets.”

Net loss for the third quarter of 2008 was $2.6 million, or $0.49 per diluted share, which is a 286.21% decrease in net income when compared to $1.4 million, or $0.27 per diluted share, for the same quarter in 2007. Net loss for the first nine months of 2008 was $782 thousand, or $0.15 per diluted share, which is a 117.51% decrease per diluted share compared to $4.5 million, or $0.85 per diluted share, for the same period in 2007. Our decrease in net income for the third quarter and the first nine months of 2008 was primarily due to our provision for loan losses of $4.7 million and $7.1 million, respectively, which represents increases of $4.0 million and $4.9 million over the same periods in 2007. In addition, the other than temporary impairment of $816 thousand caused by a required write down of Freddie Mac preferred stock and a decreasing net interest margin in the third quarter of 2008, contributed to our net losses. Our net interest margin decreased 1.25% during the third quarter of 2008 compared to the same period in 2007 and 0.88% for the first nine months of 2008 compared to the same period in 2007.

“In spite of decreased earnings, we continue to implement our strategic business plan by raising additional core deposits in our expansion markets. We also remain focused on reducing overhead and continuing to deliver quality customer service with the right mix of products in our markets,” Newton stated.

Return on average shareholders’ equity was (13.70%) annualized for third quarter 2008, compared to 7.84% for the same period in 2007. For the first nine months of 2008, return on average shareholders’ equity was (1.38%) annualized compared to 8.62% for the same period in 2007. Return on average assets was (0.95%) annualized for the third quarter 2008, compared to 0.63% for the same period in 2007. For the first nine months of 2008, return on average assets was (0.10%) annualized compared to 0.71% for this period in 2007.

Mr. Newton commented that, “Consistent with our previous efforts, we continue to quickly identify and address our problem assets. Our non-performing assets to total assets ratio increased to 1.77% at September 30, 2008 from 0.87% at June 30, 2008, 0.64% at December 31, 2007 and 0.82% at September 30, 2007, our non-performing loans to total loans ratio was 1.81% at September 30, 2008 compared to 0.77% at September 30, 2007. Our net charge-off ratio for the first nine months of 2008 is 0.36% as compared 0.14% at September 30, 2007, and consistent with our budgeted ratio. After careful consideration of increasing risks in our loan portfolio, we feel confident that increasing our loan loss reserves to 1.55% of gross loans outstanding at September 30, 2008 compared to 1.22% at June 30, 2008 and 1.19% at September 30, 2007 adequately prepares us for identified potential future losses. As always, if conditions should worsen, additional loan loss reserve provisions will be provided.”

Our net interest margin was 3.33% for the quarter ended September 30, 2008, compared to 4.58% the same quarter in 2007 and 4.07% during the second quarter of 2008. During the first nine months of 2008, our net interest margin was 3.88% compared to 4.76% for the same period in 2007. Due to placing loans on non-accrual, we reversed interest during the third quarter which represents a 35 basis point decrease of our margin. Likewise, we reversed interest during the first nine months of 2008, which represents a 16 basis points decrease of our margin.

Total revenue, net of interest expense, was $8.9 million for the third quarter of 2008 and $10.9 million for the third quarter 2007. This represented a decrease of 18.5%. During the first nine months of 2008, total revenue, net of interest expense, was $30.7 million compared to $31.8 million for the same period in 2007, a decrease of 3.4%. Total revenue, net of interest expense, decreased during the third quarter of 2008 and the first nine months of 2008 compared to the same periods in 2007. This decrease is primarily due to the decrease in our net interest margin and the other than temporary impairment for the Freddie Mac preferred stock.

Book value per share stood at $13.70 at September 30, 2008, compared to $13.66 per share at September 30, 2007, an increase of approximately 0.3%. At December 31, 2007 our book value per share was $13.94.

Conference Call

The Company will hold a conference call on Friday, October 31, 2008 at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question-and-answer session. The telephone number for the conference call is 1-800-860-2442. The conference call also will be available by webcast, through the Company’s website, www.apab.com, by clicking on the Investor Relations’ section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Summary Results of Operations Data:
Interest income	$16,871	$18,529	$52,914	$53,059
Interest expense	8,465	9,154	25,258	25,380

Net interest income	8,406	9,375	27,656	27,679
Provision for loan losses	4,665	677	7,116	2,260

Net interest income after provision for loan losses	3,741	8,698	20,540	25,419
Noninterest income	453	1,499	3,060	4,131
Noninterest expense	8,558	8,085	25,346	22,817

Income (loss) before taxes	(4,364)	2,112	(1,746)	6,733
Income tax expense (benefit)	(1,744)	705	(964)	2,266

Net income (loss)	$(2,620)	$1,407	$(782)	$4,467

Per Share Data:
Net income (loss), basic	$(0.49)	$0.27	$(0.15)	$0.85
Net income (loss), diluted	(0.49)	0.27	(0.15)	0.85
Book value	13.70	13.66	13.70	13.66

Weighted average number of shares outstanding:
Basic	5,372,505	5,298,509	5,364,695	5,256,568
Diluted	5,372,505	5,298,509	5,364,695	5,270,801

Performance Ratios:
Return on average assets(1)	-0.95%	0.63%	-0.10%	0.71%
Return on average equity(1)	-13.70%	7.84%	-1.38%	8.62%
Net interest margin(1) (2)	3.33%	4.58%	3.88%	4.76%
Efficiency ratio(3)	88.36%	74.35%	80.38%	71.73%

Growth Ratios and Other Data:
Percentage change in net income	-286.21%		-117.51%
Percentage change in diluted net income per share	-281.48%		-117.65%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

	At September 30,
	2008	2007
Summary Balance Sheet Data:
Assets	$1,119,514	$898,027
Average earning assets QTD	1,014,984	820,311
Average earning assets YTD	962,072	784,442
Investment securities	78,789	78,768
Loans held for sale	2,376	4,187
Loans	894,117	752,988
Allowance for loan losses	13,850	8,966
Deposits	961,763	766,726
Short-term borrowings	13,419	9,125
Accrued interest	2,071	1,979
Federal Home Loan Bank advances	52,100	37,450
Subordinated long-term capital notes	12,311	6,186
Other liabilities	4,279	4,266
Shareholders’ equity	73,571	72,295

Asset Quality Ratios:
Nonperforming loans to total loans	1.81%	0.77%
Nonperforming assets to total assets	1.77%	0.82%
Net charge-offs to average total loans	0.36%	0.14%
Allowance for loan losses to nonperforming loans	85.37%	154.08%
Allowance for loan losses to total loans	1.55%	1.19%

	At September 30,
	2008		2007
Loans by Category	Amount	% of Total Loans	Amount	% of Total Loans
Real estate - acquisition & development	$397,655	44.47%	$399,214	53.02%
Real estate - commercial	175,000	19.57%	141,812	18.83%
Real estate - residential	216,461	24.21%	129,504	17.20%
Commercial business	67,355	7.53%	47,457	6.30%
Other loans	37,646	4.22%	35,001	4.65%

Total Loans	$894,117		$752,988

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except shares and per share data)

	At September 30,
	2008		2007
Nonperforming assets by category:		% of Total		% of Total
Loans	Amount	Nonperforming	Amount	Nonperforming
Real estate - acquisition & development	$6,361	32.06%	$2,712	36.92%
Real estate - commercial	4,953	24.96%	674	9.18%
Real estate - residential	3,906	19.68%	1,777	24.19%
Commercial business	743	3.74%	518	7.05%
Other loans	260	1.31%	138	1.88%
Other Real Estate
Real estate - acquisition & development	1,938	9.77%	532	7.24%
Real estate - commercial	—	0.00%	540	7.35%
Real estate - residential	1,609	8.11%	455	6.19%
Other Repossessed Property
Other loans	74	0.37%	—	0.00%

Total Nonperforming Assets	$19,844		$7,346

	At September 30,
	2008		2007
		% of Total		% of Total
	Amount	Average Loans	Amount	Average Loans
Quarter-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$262	0.03%	$229	0.03%
Real estate - commercial	—	0.00%	55	0.01%
Real estate - residential	820	0.09%	121	0.01%
Commercial business	117	0.01%	51	0.01%
Other loans	260	0.03%	135	0.02%

Total Net Charge-Offs	$1,459	0.16%	$591	0.08%

	2008		2007
		% of Total		% of Total
	Amount	Average Loans	Amount	Average Loans
Year-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$1,335	0.16%	$283	0.04%
Real estate - commercial	7	0.00%	145	0.02%
Real estate - residential	1,076	0.13%	176	0.02%
Commercial business	174	0.02%	80	0.01%
Other loans	482	0.05%	280	0.04%

Total Net Charge-Offs	$3,074	0.36%	$964	0.13%

Growth Ratios and Other Data:
Percentage change in assets	24.66%
Percentage change in loans	18.74%
Percentage change in deposits	25.44%
Percentage change in equity	1.76%
Loans to deposits ratio	92.97%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$15,599	$17,546	$49,637	$50,152
Interest on securities:
Taxable securities	833	719	2,414	2,116
Nontaxable securities	149	165	467	475
Interest on deposits with other banks	6	9	14	73
Interest on federal funds sold	284	90	382	243

Total Interest Income	16,871	18,529	52,914	53,059

Interest Expense
Interest on deposits	7,818	8,553	23,076	23,659
Interest on short-term borrowings	27	79	272	191
Interest on Federal Home Loan Bank advances	525	389	1,609	1,129
Interest on subordinated long-term capital notes	95	133	301	401

Total Interest Expense	8,465	9,154	25,258	25,380

Net Interest Income	8,406	9,375	27,656	27,679
Provision for loan losses	4,665	677	7,116	2,260

Net Interest Income After Provision for Loan Losses	3,741	8,698	20,540	25,419

Noninterest Income
Customer service fees	696	586	1,920	1,647
Mortgage origination commissions	299	483	1,163	1,476
Net losses on securities	(826)	—	(817)	—
Other operating income	284	430	794	1,008

Total Noninterest Income	453	1,499	3,060	4,131

Noninterest Expenses
Salaries and employee benefits	5,000	4,870	15,035	13,808
Occupancy, furniture and equipment expense	1,088	937	3,190	2,700
Other operating expenses	2,470	2,278	7,121	6,309

Total Noninterest expense	8,558	8,085	25,346	22,817

Income (loss) before income taxes	(4,364)	2,112	(1,746)	6,733
Income tax expense (benefit)	(1,744)	705	(964)	2,266

Net Income (Loss)	$(2,620)	$1,407	$(782)	$4,467

Earnings (Loss) Per Common Share
Basic	$(0.49)	$0.27	$(0.15)	$0.85
Diluted	(0.49)	0.27	(0.15)	0.85

Cash Dividends Declared Per Common Share	—	—	—	—

Weighted Average Shares Outstanding
Basic	5,372,505	5,298,509	5,364,695	5,256,568
Diluted	5,372,505	5,298,509	5,364,695	5,270,801

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	September 30,	December 31,	September 30,
	2008	2007	2007
Assets
Cash and due from banks	$19,124	$13,392	$11,280
Interest-bearing deposits with other banks	701	310	509
Federal funds sold	70,436	12,797	728

Cash and Cash Equivalents	90,261	26,499	12,517

Securities available-for-sale	78,789	80,510	78,768

Loans, held for sale	2,376	6,503	4,187

Loans, net of unearned income	894,117	807,522	752,988
Allowance for loan losses	(13,850)	(9,808)	(8,966)

Net Loans	880,267	797,714	744,022

Premises and equipment, net	37,742	32,966	31,868
Accrued interest	8,598	9,797	9,666
Cash surrender value on life insurance	9,060	8,778	8,690
Intangibles, net	1,992	2,179	2,315
Other assets	10,429	6,254	5,994

Total Assets	$1,119,514	$971,200	$898,027

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$51,843	$56,559	$62,877
Interest-bearing deposits	909,920	751,038	703,849

Total Deposits	961,763	807,597	766,726

Short-term borrowings	13,419	21,048	9,125
Accrued interest	2,071	2,059	1,979
Federal Home Loan Bank advances	52,100	57,350	37,450
Subordinated long-term capital notes	12,311	6,186	6,186
Other liabilities	4,279	3,297	4,266

Total Liabilities	1,045,943	897,537	825,732

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,372,505 shares issued at September 30, 2008, 5,285,026 shares issued at December 31, 2007 and 5,294,026 shares issued at September 30, 2007	54	53	53
Paid-in capital	44,923	43,998	44,039
Retained earnings	28,549	29,331	28,228
Accumulated other comprehensive income (loss)	45	281	(25)

Total Shareholders’ Equity	73,571	73,663	72,295

Total Liabilities and Shareholders’ Equity	$1,119,514	$971,200	$898,027